UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2014

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On October 27, 2014, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2014. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and nine months ended September 30, 2014 and 2013. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals shareholders' equity less goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average shareholders' equity, average tangible assets to average assets, tangible common equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and "All Other" which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
PNB	$19,237	$22,189	$19,607	$61,033	$57,511	$75,594	$87,106
GFSC	416	478	604	1,498	2,261	2,888	3,550
Parent Company	(1,378)	(1,245)	(904)	(3,527)	79	(1,397)	195
Ongoing operations	$18,275	$21,422	$19,307	$59,004	$59,851	$77,085	$90,851
SEPH	28	405	312	745	(78)	142	(12,221)
Total Park	$18,303	$21,827	$19,619	$59,749	$59,773	$77,227	$78,630
Preferred dividends and accretion	—	—	—	—	—	—	3,425
Net income available to common shareholders	$18,303	$21,827	$19,619	$59,749	$59,773	$77,227	$75,205

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results, which also excludes the results of SEPH, to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information on SEPH.

The Park National Bank (PNB)

The table below reflects the results for PNB for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
Net interest income	$55,400	$55,290	$53,099	$163,789	$156,819	$210,781	$221,758
Provision for (recovery of) loan losses	6,527	1,683	(140)	8,070	11,591	14,039	16,678
Other income	18,415	18,909	15,703	53,027	53,164	70,841	70,739
Other expense	40,923	41,979	42,311	125,213	120,592	165,665	156,516
Income before income taxes	$26,365	$30,537	$26,631	$83,533	$77,800	$101,918	$119,303
Federal income taxes	7,128	8,348	7,024	22,500	20,289	26,324	32,197
Net income	$19,237	$22,189	$19,607	$61,033	$57,511	$75,594	$87,106

Provision for (recovery of) loan losses of $6.5 million for the three months ended September 30, 2014 included a provision of $3.0 million related to loans moved to the held for sale portfolio in the current period. Management moved PNB loans with an outstanding book balance of $15.5 million to the held for sale portfolio as of September 30, 2014. As a result of moving these loans to the held for sale portfolio, management recorded each of the loans at the lower of cost or fair value. U.S. GAAP requires management to record all loans held for sale at the lower of cost or fair value, recording a charge-off in each instance where fair value of an individual loan is deemed to be below the carrying cost at the time loans are moved to the held for sale portfolio and deferring any gains until the sale is finalized.

PNB results for the nine month period ended September 30, 2014 included $3.6 million in net loan recoveries, $1.25 million in other income from gain on OREO sales, and $1.22 million in legal expenses related to participations in legacy Vision Bank ("Vision") assets. For the three month period ended September 30, 2014, PNB recognized no net loan recoveries, no other income from gain on OREO sales, and $383,000 in legal expenses related to the participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of September 30, 2014, December 31, 2013 and September 30, 2013.

(In thousands)	September 30, 2014	December 31, 2013	September 30, 2013	% change from 12/31/13	% change from 9/30/13
Loans	$4,722,154	$4,557,740	$4,501,585	3.61%	4.90%
Allowance for loan losses	55,225	56,888	55,425	(2.92)%	(0.36)%
Net loans	4,666,929	4,500,852	4,446,160	3.69%	4.97%
Investment securities	1,470,394	1,421,937	1,387,259	3.41%	5.99%
Loans held for sale	22,096	1,666	6,571	N.M.	N.M.
Total assets	6,915,442	6,524,098	6,588,368	6.00%	4.96%
Average assets (1)	6,709,922	6,576,420	6,570,918	2.03%	2.12%
Return on average assets(2)	1.22%	1.15%	1.17%	6.09%	4.27%
(1) Average assets for the nine - month periods ended September 30, 2014 and 2013, and for the year ended December 31, 2013.
(2) Annualized for the nine months ended September 30, 2014 and 2013.

Loans outstanding at September 30, 2014 of $4.72 billion represented an increase of $164 million, or 3.61% (4.82% annualized), compared to the loans outstanding of $4.56 billion at December 31, 2013. The $164 million increase in loans experienced at PNB in the first nine months of 2014 was related to growth in PNB's retained mortgage loan portfolio of approximately $37 million and in the consumer loan portfolio of approximately $158 million, offset by a decline in the commercial loan portfolio of approximately $31 million.

The $4.72 billion of loans at September 30, 2014 represented an increase of $221 million, or 4.90%, compared to the loans outstanding of $4.50 billion at September 30, 2013. The $221 million increase in loans experienced at PNB over the last twelve months was related to growth in PNB's retained mortgage loan portfolio of approximately $57 million and in the consumer loan portfolio of approximately $168 million, offset by a decline in the commercial loan portfolio of approximately $4 million.

PNB's allowance for loan losses decreased by $1.7 million, or 2.92%, to $55.2 million at September 30, 2014, compared to $56.9 million at December 31, 2013. Net charge-offs were $9.7 million, or annualized charge-offs of 0.28%, for the nine months ended September 30, 2014. Excluding the charge-offs in excess of previously established specific reserves related to the loans held for sale portfolio, portfolio net charge-offs were $6.7 million, or annualized charge-offs of 0.19%, for the nine months ended September 30, 2014. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
Net interest income	$1,838	$1,863	$1,978	$5,679	$6,575	$8,741	$9,156
Provision for loan losses	425	315	274	1,014	775	1,175	859
Other income	—	—	1	1	5	11	—
Other expense	774	812	775	2,361	2,326	3,133	2,835
Income before income taxes	$639	$736	$930	$2,305	$3,479	$4,444	$5,462
Federal income taxes	223	258	326	807	1,218	1,556	1,912
Net income	$416	$478	$604	$1,498	$2,261	$2,888	$3,550

The table below provides certain balance sheet information and financial ratios for GFSC as of September 30, 2014, December 31, 2013 and September 30, 2013.

(In thousands)	September 30, 2014	December 31, 2013	September 30, 2013	% change from 12/31/13	% change from 9/30/13
Loans	$41,502	$47,228	$49,888	(12.12)%	(16.81)%
Allowance for loan losses	2,450	2,581	2,468	(5.08)%	(0.73)%
Net loans	39,052	44,647	47,420	(12.53)%	(17.65)%
Total assets	41,104	47,115	50,047	(12.76)%	(17.87)%
Average assets (1)	43,829	49,481	49,720	(11.42)%	(11.85)%
Return on average assets (2)	4.57%	5.84%	6.08%	(21.75)%	(24.84)%
(1) Average assets for the nine - month periods ended September 30, 2014 and 2013, and for the year ended December 31, 2013.
(2) Annualized for the nine months ended September 30, 2014 and 2013.

Park Parent Company

The table below reflects the results for Park's Parent Company for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
Net interest income (expense)	$(561)	$(494)	$(402)	$(1,457)	$3,195	$2,828	$4,742
Provision for loan losses	—	—	—	—	—	—	—
Other income (loss)	89	(114)	107	82	329	469	233
Other expense	1,874	1,992	2,091	5,957	4,942	7,520	6,585
Loss before income taxes	$(2,346)	$(2,600)	$(2,386)	$(7,332)	$(1,418)	$(4,223)	$(1,610)
Federal income tax benefit	(968)	(1,355)	(1,482)	(3,805)	(1,497)	(2,826)	(1,805)
Net income (loss)	$(1,378)	$(1,245)	$(904)	$(3,527)	$79	$(1,397)	$195

The net interest income (expense) for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) includes interest expense related to the $35.25 million and $30.00 million of subordinated notes issued by Park to accredited investors on December 23, 2009 and April 20, 2012, respectively. Management plans to redeem the $35.25 million of subordinated notes (plus accrued interest) on or after December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

SEPH

The table below reflects the results for SEPH for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012. SEPH was formed in March 2011. Vision merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business on February 16, 2012. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
Net interest income (expense)	$32	$(98)	$(195)	$(261)	$(1,464)	$(1,325)	$(341)
(Recovery of) Provision for loan losses	(2,451)	(3,258)	(2,359)	(8,068)	(8,866)	(11,799)	17,882
Other income (loss)	892	876	837	2,605	2,001	1,956	(736)
Gain on sale of Vision business	—	—	—	—	—	—	22,167
Other expense	3,332	3,413	2,521	9,266	9,523	12,211	22,032
Income (loss) before income taxes	$43	$623	$480	$1,146	$(120)	$219	$(18,824)
Federal income taxes (benefit)	15	218	168	401	(42)	77	(6,603)
Net income (loss)	$28	$405	$312	$745	$(78)	$142	$(12,221)
Net income (loss) excluding gain on sale of Vision business	$28	$405	$312	$745	$(78)	$142	$(26,630)

SEPH financial results for the first nine months of 2014 included net recoveries of $8.1 million. The net recoveries during the first nine months of 2014 consisted of charge-offs of $0.9 million, offset by recoveries of $9.0 million. Other income for the first nine months ended September 30, 2014 at SEPH of $2.6 million was related to net gains on the sale of OREO of $3.2 million offset by OREO devaluations of $652,000.

SEPH loans with an outstanding book balance of $6.5 million were moved to the loans held for sale portfolio as of September 30, 2014. Similar to the PNB portfolio, the loans were moved to held for sale and recorded at the lower of cost or fair value, resulting in a charge-off and a subsequent provision for loan losses of $140,000 in the third quarter related to those loans where fair value was deemed to be below the carrying cost. Any gains associated with the sale of the SEPH loans held for sale portfolio are deferred until the sale is finalized.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information for SEPH regarding charge-offs as a percentage of unpaid principal balance, as of September 30, 2014.

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans (including SEPH loans held for sale)	$61,561	$31,642	$29,919	51.40%
Performing loans - retained by SEPH	1,053	92	961	8.74%
Total SEPH loan exposure	$62,614	$31,734	$30,880	50.68%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of September 30, 2014, December 31, 2013 and December 31, 2012, showing the decline in legacy Vision assets at SEPH over the past nine months and since 2012.

(In thousands)	SEPH 09/30/14	SEPH 12/31/13	SEPH 12/31/12	Change from 12/31/13	Change from 12/31/12
Nonperforming loans	$23,408	$36,108	$55,292	$(12,700)	$(31,884)
OREO	12,103	23,224	21,003	(11,121)	(8,900)
Loans held for sale	6,511	—	—	6,511	6,511
Total nonperforming assets	$42,022	$59,332	$76,295	$(17,310)	$(34,273)
Performing loans	$961	$1,907	$3,886	$(946)	$(2,925)
Total SEPH - Legacy Vision assets	$42,983	$61,239	$80,181	$(18,256)	$(37,198)

In addition to the SEPH assets listed above, PNB participations in legacy Vision assets totaled $10.9 million, $12.3 million and $19.2 million at September 30, 2014, December 31, 2013 and December 31, 2012, respectively.

Park National Corporation

The table below reflects the results for Park on a consolidated basis for the first, second and third quarters of 2014, for the first nine months of each of 2014 and 2013, and for the fiscal years ended December 31, 2013 and 2012.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
Net interest income	$56,709	$56,561	$54,480	$167,750	$165,125	$221,025	$235,315
Provision for (recovery of) loan losses	4,501	(1,260)	(2,225)	1,016	3,500	3,415	35,419
Other income	19,396	19,671	16,648	55,715	55,499	73,277	70,236
Gain on sale of Vision business	—	—	—	—	—	—	22,167
Other expense	46,903	48,196	47,698	142,797	137,383	188,529	187,968
Income before income taxes	$24,701	$29,296	$25,655	$79,652	$79,741	$102,358	$104,331
Federal income taxes	6,398	7,469	6,036	19,903	19,968	25,131	25,701
Net income	$18,303	$21,827	$19,619	$59,749	$59,773	$77,227	$78,630
Net income excluding the gain on sale of Vision business	$18,303	$21,827	$19,619	$59,749	$59,773	$77,227	$64,221

Credit Metrics and Provision for (Recovery of) Loan Losses

Park reported a provision for loan losses for the first nine months of 2014 of $1.0 million, compared to $3.5 million for the same period in 2013. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q3 2014	Q2 2014	Q1 2014	Nine months YTD 2014	Nine months YTD 2013	2013	2012
PNB	$6,527	$1,683	$(140)	$8,070	$11,591	$14,039	$16,678
GFSC	425	315	274	1,014	775	1,175	859
Park Parent	—	—	—	—	—	—	—
Total Ongoing Operations	$6,952	$1,998	$134	$9,084	$12,366	$15,214	$17,537
SEPH	(2,451)	(3,258)	(2,359)	(8,068)	(8,866)	(11,799)	17,882
Total Park	$4,501	$(1,260)	$(2,225)	$1,016	$3,500	$3,415	$35,419

As previously discussed, SEPH had net recoveries of $8.1 million and PNB had net charge-offs of $9.7 million for the nine - month period ended September 30, 2014, resulting in a small overall net charge-off for Park. Included in PNB net charge-offs for the nine month period ended September 30, 2014 are recoveries of $3.6 million related to a participation from SEPH. Provision for loan losses for Park's ongoing operations (PNB and GFSC) was $9.1 million for the nine - month period ended September 30, 2014, a $3.3 million decline from the $12.4 million provision for the same period in 2013.

As discussed in the PNB and SEPH segment results sections, management moved certain loans to the held for sale portfolio during the third quarter. The loans moved to the held for sale portfolio, with book balances of $15.5 million and $6.5 million at PNB and SEPH, respectively, were transferred at the lower of cost or fair value.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of September 30, 2014, December 31, 2013 and September 30, 2013.

(In thousands)	9/30/2014	12/31/2013	9/30/2013
Total allowance for loan losses	$57,674	$59,468	$57,894
Specific reserve	4,120	10,451	9,297
General reserve	$53,554	$49,017	$48,597

Total loans	$4,746,063	$4,580,825	$4,524,480
Impaired loans	53,510	77,038	80,463
Performing loans	$4,692,553	$4,503,787	$4,444,017

General reserve as a % of performing loans	1.14%	1.09%	1.09%
Note: Table includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the attached Exhibit 99.1 in the asset quality section includes all Park loans (including those at SEPH) and thus shows slightly different information.

As the table above shows, specific reserves were $4.1 million at September 30, 2014, a decrease of $6.4 million, compared to $10.5 million at December 31, 2013. The decline in specific reserves was largely related to the second quarter 2014 charge-off of approximately $4.7 million related to one loan relationship, which previously had a specific reserve of $4.8 million that was established in the third quarter of 2013, and charge-offs of $1.2 million related to the specific reserves previously established against the loans that are now classified as held for sale. General reserves for Park’s ongoing operations increased to $53.6 million at September 30, 2014, an increase of $4.6 million, or 9.4%, compared to $49.0 million at December 31, 2013. The general reserve as a percentage of performing loans increased to 1.14% at September 30, 2014, compared to 1.09% at December 31, 2013. The increase in general reserves was primarily due to additional reserves established in the consumer loan portfolio, as this portfolio of loans has experienced significant growth through the first nine months of 2014.
Overall, credit metrics continue to improve at Park. The table below provides additional information regarding the declines in nonaccrual loans as a percentage of period end loans and nonperforming assets as a percentage of period end assets for Park on a quarterly basis in 2014 and for the last four years.

	Quarter Ended			Year ended December 31,
	Sept. 30, 2014	June 30, 2014	March 31, 2014	2013	2012	2011	2010
Percentage of nonaccrual loans to period end loans (1)	2.11%	2.51%	2.77%	2.93%	3.52%	4.53%	6.12%

Percentage of nonperforming assets to period end assets (2)	2.29%	2.46%	2.68%	2.87%	3.37%	3.86%	4.59%

(1) Excludes loans held for sale, which were transferred to other assets as of September 30, 2014.
(2) Includes loans held for sale, which are included within other assets as of September 30, 2014.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, and the uneven spread of positive impacts of the recovery on the economy, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may be worse or slower than expected which could adversely impact the demand for loan, deposit and other financial services as well as loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the United States federal government, including interest rate policies of the Federal Reserve; the adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 27, 2014, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on December 10, 2014 to common shareholders of record as of the close of business on November 21, 2014. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on October 27, 2014 addressing financial results for the three and nine months ended September 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 27, 2014	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 27, 2014

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 27, 2014 addressing financial results for the three and nine months ended September 30, 2014.